THE FOLLOWING DOCUMENT IS SUBSTANTIALLY THE SAME FOR
ALL SEVEN COMMUNITIES WITH THE EXCEPTION OF THE
FOLLOWING ITEMS:


                             Sale Price
La Villita
                            $ 6,600,000
Madison Glen
                              7,300,000
Barrington Place
                              4,600,000
Lodge at Mainlands
                              9,500,000
Mainlands Office Park
                              1,000,000
Elm Grove Estates
                              9,600,000
Springtree
                             14,500,000

              PURCHASE AND SALE AGREEMENT
                  (BARRINGTON PLACE)

                    by and between

              EMERITUS PROPERTIES I, INC.

                      ("Seller")


                          and

               BAYSIDE HEALTH GROUP LLC

                     (Purchaser")

              PURCHASE AND SALE AGREEMENT
                  (BARRINGTON PLACE)

     This Purchase and Sale Agreement ("Agreement") is made and entered into this 16th day of April, 1998 by and between EMERITUS PROPERTIES I, INC., a Washington corporation ("Seller"), on the one hand, and BAYSIDE
HEALTH GROUP LLC, a Washington limited liability company, or its permitted assigns ("Purchaser"), on the other hand.

1.      Purchase and Sale

     On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

     (a) Facility. The real property situated in the State of Florida, which is more particularly described in Exhibit "A" attached hereto (the "Real Property") and the improvements thereon that constitute a 79 unit assisted living facility known as Barrington Place, 2341 W. Norvell Bryant High, Lecanto, Florida 34461
(the "Facility") together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Facility.

     (b) Personal Property. All equipment, furniture, fixtures, appliances, tools, instruments, and other tangible personal property owned by the Seller as of the date of this Agreement or acquired by the Seller prior to the Closing Date (as hereinafter defined), and located on the Real Property and/or used in connection with the operation of the Facility (the "Personal
Property"). Seller shall obtain and transfer to Purchaser the titles to the leased motor vehicle(s) identified on Schedule 1 attached hereto, provided that the Purchaser shall pay to Seller at the Closing (as hereinafter defined), in addition to the Purchase Price
(as hereinafter defined) the sum of Twenty Thousand and no/100 Dollars ($20,000.00) for such motor vehicle(s).

     (c) Inventory. All inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Seller as of the date of this Agreement or hereafter acquired, and relating to the Facility, except inventory sold or consumed in the ordinary course of business from and after the date of this Agreement
(collectively, the "Inventory"). On the Closing Date, the Inventory will be at customary levels and sufficient to conduct ordinary business.

      (d) Intangible Personal Property. To the extent transferable, all of Seller's rights, if any, to the telephone numbers of the Facility and the medical records, administrative records, manuals, and other books and records relating directly to the operation of the Facility and located therein, lien waivers, surety agreements, payment and performance bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature (including, without limitation, the name of the Facility) which can be legally transferred and which relate directly to the Facility (the "Intangible
Personal Property"), and including accounts receivable relating to the Facility, but excluding cash and cash equivalents; provided, however, that in no event shall the Intangible Personal Property to be transferred by Seller to Purchaser hereunder include any of the proprietary systems, methods, procedures and controls employed by Seller or any written materials, manuals or brochures used by Seller to document the same, all of which are to remain the property of Seller.

     Hereinafter the Real Property, the Facility, the
Personal Property, the Inventory and the Intangible
Personal Property shall sometimes be collectively referred to as "Seller's Assets." Seller acknowledges and agrees that except as otherwise provided herein, Purchaser is not assuming any of the liabilities of the Seller or the Facility whether known or unknown, contingent or fixed, which relate to the period prior to the Closing Date
(the "Non-Assumed Liabilities"). Purchaser understands and acknowledges that Seller leases, and does not own, the Real Property, the Facility and some or all of the Personal Property from Meditrust Company LLC (formerly known as Meditrust Acquisition Corporation I)
("Meditrust"), and Purchaser agrees that the execution and delivery by Meditrust of certain documents,.
including without limitation a deed is required as a condition to Seller's and Purchaser's obligations hereunder. Seller agrees that it will make all reasonable efforts, with all due diligence, to cause
Meditrust to take such action as is necessary to consummate the transaction contemplated by this Agreement.

2.      Purchase Price

     Except as otherwise provided below, the purchase price ("Purchase Price") payable by Purchaser for Seller's Assets shall be Four Million Six Hundred
Thousand and no/100 Dollars ($4,600,000.00) and shall be payable as follows:

     (a) Deposit. Fifty Thousand and no/100 Dollars
($50,000) upon execution of this Agreement by Purchaser's execution and delivery to Seller of a promissory note ("Note") in the form attached hereto as Exhibit B. Upon Purchaser's payment to Seller of the amount due as and when required by the terms of such Note, such amount shall be delivered to Chicago Title
Insurance Company ("Escrow Agent"), which shall deposit the same in an interest bearing account (the
"Deposit"). All interest earned on the Deposit shall belong to the party entitled to the Deposit under the terms of this Agreement.

     (b) Cash Balance. The balance of the Purchase
Price of Four Million Five Hundred Fifty Thousand no/100 Dollars ($4,550,000.00) (plus or minus any costs and prorations for which Seller and/or Purchaser are responsible under the terms hereof and as the same may be adjusted to reflect an adjustment to the Purchase
Price in accordance with the terms hereof in immediately available funds at Closing.


3.                     Closing

     (a) The Closing Date. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on June 30,1998 or such later date, as soon thereafter as possible, as Purchaser has obtained a license to operate the Facility and all of the conditions to closing set forth herein have been satisfied or waived; provided, however, in no event shall closing occur later than July 30,1998 (the
"Outside Closing Date"), it being understood and agreed that if the conditions to closing have not been satisfied as of July 30,1998 either party shall have the right to exercise the termination rights set forth in Paragraph 15. The date upon which the Closing actually occurs is referred to herein as the Closing
Date.

     (b) The Closing Process. Closing shall occur through escrow and accordingly, at or prior to the Closing Date, Purchaser and Seller shall deposit in escrow with the Escrow Agent all documents and monies necessary to close this transaction as herein provided.
Closing of escrow shall also mean and include the recording of the deed in the county where the Facility is located. Time is of the essence of this Agreement.
Closing shall occur in accordance with the procedures and instructions given by Seller and Purchaser to the Escrow Agent prior to Closing.

4.      Accounts Receivable

     Seller shall transfer to Purchaser, on the Closing
Date, all of Seller's right, title and interest in and to Seller's accounts receivable relating to the Facility, and Purchaser shall pay to Seller at the Closing, in addition to the Purchase Price, an additional amount equal to one-half of the aggregate amount of the outstanding balance as of the Closing Date of such accounts receivable.


5.      Costs and Prorations

     (a) Costs and Expenses. Costs and expenses associated with the sale of Seller's Assets to Purchaser shall be allocated between the parties as follows:

          (i) Seller shall pay any state, county, or local transfer tax due and payable by virtue of the transfer to Purchaser of the Real Property and Facility;

          (ii) Seller shall pay the cost of the Title
Commitment (as defined below) and the premium attributable to a standard coverage Owner's Title
Policy with respect to each of the Real Property and the Facility, and Purchaser shall pay the cost of the Lender's Title Policy, including the cost of any title endorsements to the Lender' s Title Policy required by Purchaser' s lender, the premium attributable to an extended coverage Owner's Title Policy and the cost of any title endorsements which Purchaser elects to secure, the cost of the Litigation and Lien Search (as defined below) and the cost of the Survey (as defined below), in the event Purchaser elects to obtain the same in order to secure such extended coverage title insurance or is required to secure the same by its lender.

          (iii) Seller shall pay the cost of any
recording fees, other than any recording fees related to any financing assumed or secured by Purchaser in connection with the transaction provided for herein;

  (iv) Purchaser and Seller shall each pay their own
                   attorney's fees;

          (v)     Purchaser and Seller shall share any
          escrow fees on a 50-50 basis;

          (vi) Purchaser will pay for the cost of the Asbestos and Environmental Report (as defined in
Section 13(a)(v)), if Purchaser elects to secure the same;

          (vii) Purchaser shall pay any sales or use tax due with respect to the sale of Seller's Assets to Purchaser.

     (b) Prorations and Adjustments. At Closing,

          (i) Real and Personal Property taxes shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

          (ii) Seller shall arrange for a final
statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon, to the extent applicable to periods prior to Closing, and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date.

          (iii) All revenues (including but not limited to rent due from the tenants of the Facility) and expenses (including but not limited to payroll and employee benefits, and including any prepaid expenses) related to the ownership or operation of the Seller's
Assets shall be prorated
as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.


6.      Possession

     At Closing, Seller shall deliver to Purchaser possession of the Seller's Assets, subject only to rights of residents of the Facility.

7.       Representations and Warranties of Seller

     Seller hereby warrants and represents to Purchaser that:

     (a) Authority. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of the Seller' s Articles of Incorporation or Bylaws or of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected (except that Meditrust's consent is required for such transactions and consents may be required in connection with the Existing Financing or the assignment of the Operating Contracts).

     (b) Necessary Action. Seller will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to the Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     (c) Litigation. Except as otherwise described in Exhibit "C" attached hereto, Seller has no knowledge that there are any actions, suits, investigations or proceedings pending or threatened by or before any court, administrative agency or other governmental authority or any arbitrator against or relating to the Facility or the business being conducted thereon, or against or relating to Seller with respect to its ownership of the Seller's Assets. Any such actions, suits or proceedings which are pending or threatened with respect to the Seller's Assets and which are set forth in "Exhibit C", would not interfere with or bring into question the validity of the transaction contemplated by this Agreement and are not reasonably likely to result in a material adverse change in the business, assets or condition of the Seller's Assets.
The transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such actions, suits or proceedings.

     (d) Compliance with Law. Seller represents and warrants as follows with respect to the compliance of Seller's Assets with law:

          (i) Except as set forth in Exhibit "D."
Seller has not received any written notice and Seller has no actual knowledge that the Facility and its operation and use are not now in compliance with all applicable municipal, county, state and federal laws, regulations, statutes, ordinances, standards and orders and all administrative rulings and with all municipal, health, building, land use and zoning laws and regulations where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility as a licensed assisted living facility. To the best of Seller's knowledge, (A) the zoning applicable to the Facility is as described in the zoning compliance letter attached hereto as Exhibit D-1, and (B) Seller has provided to Purchaser copies of all information in Seller's possession relating to the zoning applicable to the Facility;

          (ii) Except as set forth in Exhibit "D,"
Seller has not received any written notice of any outstanding deficiencies or work orders of any authority having jurisdiction over the Facility requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining to assisted living facilities which have not been fully satisfied prior to the date hereof or which will not be fully satisfied prior to the Closing;

          (iii) Except as set forth in Exhibit "D,"
Seller has not received any written notice that there are any claims, requirement or demand of any licensing or certifying agency supervising or having authority over the Facility or otherwise to rework or redesign it or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any exiting law, code or standard which have not been fully satisfied prior to the date hereof or which will not be fully satisfied prior to the Closing;

          (iv) Except as set forth in Exhibit "D: '
Seller has not received any notice from any governmental body claiming a violation of any building, zoning, environmental or other laws or ordinances; and

          (v). Except as set forth in Exhibit "D"
Seller has not received any notice that the Facility and the occupancy and operation thereof are not in compliance with the certificate of occupancy therefor a true and correct copy of which has been provided to Purchaser or will be provided to Purchaser within ten
(10) days after the execution of this Agreement.

          (vi) Seller has provided or within five (5) days after the date hereof will provide to Purchaser copies of the most recent survey reports, any waivers of deficiencies, plans of correction, and any other investigative reports issued with respect to the Facility which are in Seller's possession with respect to the Facility (collectively, "Reports"). Purchaser has heretofore approved of all of such Reports delivered prior to the date hereof. Within five (5) business days after Seller' s delivery of any Reports from and after the date hereof, Purchaser will review and approve or disapprove the same by notice delivered to Seller specifically referencing this Paragraph of this Agreement. Purchaser's failure to deliver any such notice within such time period shall be deemed approval of such Reports. Purchaser agrees that Purchaser will not disapprove any such Reports unless Material
Deficiencies are disclosed therein. For purposes of this Agreement, "Material Deficiencies" means deficiencies that (i) are required by applicable authorities to be corrected, and (ii) would cost in excess of $250,000 to correct either individually or in the aggregate. In the event that Purchaser disapproves any Reports showing Material Deficiencies, Seller will elect, by notice delivered to Purchaser within five (5) business days after Purchaser's delivery of such notice to Seller, either to cure such deficiencies or to terminate this Agreement. Seller's failure to deliver any such notice shall be deemed to be Seller's election to terminate this Agreement. If Seller elects to terminate this Agreement, then the Deposit and any accrued interest thereon shall be returned to Purchaser and neither party shall have any further rights or obligations under this Agreement. If Seller elects to cure such deficiencies, Seller shall do so before Closing hereunder and the Closing shall be extended for such period of time as may be required for Seller to complete such cure.

     (e) Status of Seller. Seller is a Washington corporation and is duly qualified to do business as a foreign corporation under the laws of the State of Florida. Seller has full power and authority to execute and deliver this Agreement and all related documents and subject to obtaining required consents and action required to be taken by Meditrust as referenced herein to carry out the transactions contemplated herein.

     (f) Title. At Closing, Seller or Meditrust will have and will deliver to Purchaser good and marketable fee simple title to the Real Property and the Facility subject only to the easements, reservations and encumbrances, if any, which are of record as of the date hereof and which may be reflected in the Title
Policy; provided, however, that nothing herein shall be construed as requiring Purchaser to approve any or all of such easements, reservations and encumbrances of record, it being understood and agreed that the same are and shall be subject to the review and approval of Purchaser pursuant to Paragraph 13(a)(i) and once approved by Purchaser shall be deemed for purposes of this Agreement to be the "Permitted Exceptions" to Seller's title to the Real Property the Facility. None of the Real Property, the Facility nor the Personal
Property is subject to any option or other right to purchase in favor of any third party.

     (g) The Facility. The Facility is an assisted living facility with a total of 79 operational and licensed units and is not certified to participate in either the Medicare or the Medicaid Programs. On the Closing Date, Seller or Meditrust shall assign to Purchaser any and all warranties on all construction, systems, walls, windows, appliances, roof and other features and the furniture, fixtures and equipment of the Facility. Except as otherwise specified herein, Seller has no actual knowledge of any Material
Deficiencies in the Facility.

      (h) The Personal Property. At Closing Seller or
Meditrust shall convey to Purchaser good and clear marketable title to the Personal Property, the Inventory and the Intangible Personal Property subject only to the Permitted Exceptions.

      (i) Condemnation. Seller has no knowledge that there is presently any condemnation action pending or threatened with respect to the Facility or any part thereof.

      (j) Materials and Documents. Seller has no actual knowledge that any of the materials or documents prepared by Seller and delivered to Purchaser in connection with the execution and delivery of this Purchase Agreement and Purchaser's investigations hereunder are inaccurate or misleading in any material respect. Seller has not intentionally withheld from such materials or documents any written reports relating to uncured physical defects at the Facility.
EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT
(INCLUDING WITHOUT LIMITATION PARAGRAPH 7(d)(i) AND
EXHIBIT D HEREOF), IT IS UNDERSTOOD AND AGREED THAT
SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY
REPRESENTATIONS OR WARRANTIES AS TO ZONING, OPERATING
HISTORY OR PROJECTIONS, COMPLIANCE OF OR BY THE
FACILITY OR ITS OPERATIONS WITH RESPECT THERETO OR WITH
ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY
APPLICABLE GOVERNMENTAL AUTHORITY OR BODY. THE
PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING.

     (k) Employees of the Facility; Unions. None of the employees of the Facility are members of a labor union in connection with their employment at the Facility or subject to any collective bargaining agreement in connection with their employment at the Facility nor, to the best of Seller's knowledge, are any such employees engaged in any union organizing activities in connection with their employment at the Facility.
Seller is not a party to any labor dispute or grievance under any union contract with respect to the terms and conditions of employment at the Facility.

     (l) Facility Leases. Attached hereto as Exhibit
"E" is a true and correct rent roll dated as of , ___
1998 with respect to the Facility, setting forth the name of the resident/tenant, the unit or office occupied, the current monthly rent and the amount of any security deposit being held by Seller from each such tenant. Attached hereto as Exhibit "E" is a representative form of the rental agreements currently in effect with the residents of the Facility (the
"Facility Leases"). Seller is
not in default of its obligations under the Facility
Leases and Seller is not aware of any default by any other party thereto other than as set forth in Exhibit
"E." Each of the Facility Leases is in full force and effect and none of the Facility Leases has been amended or modified except as set forth in Exhibit "E."

     (m) Operating Contracts. Within five (5) days after the date hereof, Seller will provide to Purchaser true and correct copies of all operating agreements in effect with respect to Seller's operations at the Facility (the "Operating Contracts"). Within ten days after the date on which Seller delivers copies of the Operating Contracts to Purchaser, Purchaser shall give
Seller written notice referencing this Paragraph and specifying which of the Operating Contracts Purchaser elects to assume (the "Assumed Contracts"). Purchaser's failure to give any such notice within such time period shall be deemed to be Purchaser's election to assume all of the Operating Contracts. All of the Assumed
Contracts shall be assigned to, and assumed by, Purchaser at Closing.

      (n) Hazardous Materials. Except as disclosed in the environmental report(s) relating to the Facility which Seller has delivered or shall deliver to Purchaser or which Purchaser otherwise shall obtain, Seller has no actual knowledge, and Seller has not received any written notice from a governmental or quasi-governmental authority having jurisdiction, that the Real Property or the Facility is in violation of any federal, state, county or local environmental laws.
During the time in which Seller has owned the Property, Seller has not received written notice from any governmental or quasi governmental authority that Seller or any tenant has, used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Real
Property or the Facility in violation of any federal, state, county or local environmental laws any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any federal, state, county or local environmental laws, and except as disclosed in the environmental report(s) relating to the Facility which Seller has delivered or shall deliver to Purchaser or which Purchaser otherwise shall obtain, Seller has no actual knowledge of any of the same.

8.      Representations and Warranties of Purchaser

     Purchaser hereby jointly and severally warrants and represents to Seller that:

     (a) Status of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington and prior to the Closing Purchaser shall be qualified to do business in and in good standing under the laws of the State of Florida if and to the extent necessary for it to lawfully consummate the transaction provided for herein.

     (b)  Authority. Purchaser has full power and
authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms except as such enforceability may be limited by applicable creditors rights laws and general principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein does not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser' s Certificate of Formation, Operating Agreement or other organizational documents or of any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets of Purchaser may be bound or affected.

     (c) Litigation. To the best of Purchaser's knowledge there is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, nor does Purchaser know or have reasonable grounds to know of any basis for any such action.

     (d) Necessary Action. Purchaser will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to Closing necessary for them to lawfully enter into and carry out the terms of this Agreement.

     (e) AS IS CONDITION. PURCHASER ACKNOWLEDGES THAT
THE SELLER'S ASSETS ARE BEING SOLD IN THEIR AS IS WHERE
IS NO FAULTS CONDITION AND THAT EXCEPT AS EXPRESSLY SET
FORTH IN THIS AGREEMENT (INCLUDING WITHOUT LIMITATION
PARAGRAPH I 0(a)(iii) AND EXHIBIT J HEREOF) SELLER
MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND,
EXPRESS OR IMPLIED WITH RESPECT TO (A) THE DESIGN,
CONSTRUCTION, LOCATION, SIZE, CHARACTER, PHYSICAL
CONDITION OR STATE OF REPAIR OF THE SELLER'S ASSETS OR
ANY PORTION THEREOF; (B) THE TOPOGRAPHY, DRAINAGE OR
CONDITION OF THE SURFACE AND SUBSURFACE SOILS OF OR ON
THE REAL PROPERTY, (C) THE PRESENCE OR ABSENCE OF
HAZARDOUS WASTE OR HAZARDOUS SUBSTANCES ON OR FROM THE
REAL PROPERTY OR THE FACILITY; (D) THE MERCHANTABILITY,
HABITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF
THE SELLER'S ASSETS, (E) THE AMOUNT OF, OR THE BASIS OF
ASSESSMENT FOR, ANY TAXES LEVIED WITH RESPECT TO THE
SELLER'S ASSETS, (F) THE COMPLIANCE OF THE SELLER'S
ASSETS WITH ANY APPLICABLE GOVERNMENTAL REQUIREMENT OR
ANY OTHER REPRESENTATION OR WARRANTY NOT EXPRESSLY SET
FORTH IN THIS AGREEMENT. BY EXECUTION OF THIS
AGREEMENT, PURCHASER REPRESENTS AND WARRANTS TO SELLER
THAT PURCHASER IS AN EXPERIENCED, SOPHISTICATED
PURCHASER OF COMMERCIAL REAL ESTATE, WITH KNOWLEDGE AND
EXPERIENCE SUFFICIENT TO ENABLE IT TO EVALUATE THE
MERITS AND RISKS OF THE SALE, AND THAT IT IS
REPRESENTED BY KNOWLEDGEABLE AND EXPERIENCED LEGAL
COUNSEL OF ITS OWN CHOOSING AND AGREES THAT NEITHER
SELLER NOR ITS AGENTS OR REPRESENTATIVES HAS MADE AND
THAT PURCHASER HAS NOT RELIED UPON ANY REPRESENTATION
OR WARRANTY OF ANY KIND WHICH IS NOT EXPRESSLY SET
FORTH IN THIS PURCHASE AGREEMENT IN CONNECTION WITH THE
SALE OF THE SELLER'S ASSETS OR PURCHASER'S ACTUAL
PURCHASE THEREOF PURSUANT TO THE TERMS OF THIS
AGREEMENT, IT BEING UNDERSTOOD AND AGREED THAT ANY SUCH
PURCHASE WILL BE BASED SOLELY UPON THE REPRESENTATIONS
AND WARRANTIES OF SELLER SPECIFICALLY SET FORTH IN THIS
AGREEMENT, UPON THE RESULTS OF THE ENVIRONMENTAL REPORT
PROVIDED BY SELLER PURSUANT TO THE TERMS OF THIS
AGREEMENT AND UPON PURCHASER'S INSPECTION AND
INVESTIGATION OF THE SELLER'S ASSETS DURING THE REVIEW
PERIOD PROVIDED FOR IN THIS AGREEMENT.


9.       Brokers

     Seller and Purchaser each represent, covenant, and warrant to the other that each has employed no other broker or finder in connection with the transaction contemplated herein, except as provided below. Seller has employed 2 BeMa Network (the "Broker") as the broker with respect to this transaction and will compensate the Broker pursuant to a separate agreement with the Broker. Seller agrees to indemnify and hold
Purchaser harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due to the Broker or any other person arising from Seller's conduct with respect to this transaction. Purchaser agrees to indemnify and hold Seller harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due any person arising from Purchaser's conduct with respect to this transaction.

10.      Seller's Covenants

     (a) Pre-Closing. Between the date hereof and the Closing, Seller does hereby covenant as follows:

          (i) Seller will not take any action
inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

          (ii) Seller will provide Purchaser within ten
( 10) days after execution of this Agreement with copies of any appraisals, surveys, inspection and testing documentation or reports, including, but not limited to, environmental reports, structural report or geological reports which may be in Seller's possession with respect to the Facility and the Real Property;
provided, however, that Seller makes no representations or warranties with respect to the truth, accuracy or completeness of said reports; and

          (iii) Seller will operate the Facility in the ordinary course of business and in compliance with applicable law, including maintaining the Facility's license and its current insurance coverage in effect, maintaining the Seller's Assets in good condition and repair, ordinary wear and tear excepted, and maintaining current salary levels and benefits. In addition, Seller will cause the items listed on Exhibit
J to be repaired prior to the Closing Date;

          (iv) Subject to Purchaser's indemnity
obligations set forth in Paragraph 14(b), Seller will provide Purchaser and Purchaser's lender and their officers, agents and employees with unlimited access to the Facility and to the books and records of the Facility for the purpose of conducting any and all inspections thereof which Purchaser and/or Purchaser' s lender deem to be necessary and appropriate in order to assess the physical, financial and operational condition thereof; provided, however, that such access and inspection shall be with at least 24 hours prior notice and during normal business hours at such time and in such manner as the parties shall reasonably agree upon; and provided, further, that a representative of Seller shall have the right to accompany Purchaser and/or Purchaser's lender and their officers, agents and employees on any inspections which may be conducted; and

          (v) Seller will file all returns, reports and filings of any kind or nature which are required to be filed by Seller between the date hereof and the Closing
Date and will timely pay all taxes or other obligations which are due and payable with respect to Seller's
Assets between the date hereof and the Closing Date where the failure to file such reports could reasonably be expected to result in a lien on the Seller's Assets either before or after Closing.

          (vi) Seller will promptly notify Purchaser of any materially adverse changes affecting the validity or accuracy of its representations and warranties of which it becomes aware prior to the Closing.

(b) Closing. At the Closing, Seller agrees that it will
              or will cause Meditrust to:

          (i) Execute and deliver to Purchaser a deed with respect to the Facility, in the form attached hereto as Exhibit "G" (or such other form as shall be reasonably satisfactory to Purchaser and Seller), and a Bill of Sale with respect to the Facility, in the form attached hereto as Exhibit "H" (or such other form as shall be reasonably satisfactory to Purchaser and Seller);

          (ii) Deliver to Purchaser a certificate dated as of the date of Closing certifying to the matters referenced in Paragraphs 13(a)(vii) and (viii) hereof;

          (iii) Execute an assignment and assumption agreement with respect to the Facility Leases (the
"Lease Assignment Agreement");

         (iv) Execute an assignment and assumption agreement with respect to the Assumed Contracts (the
"Contract Assignment Agreement"); and

          (v) Pay for any of the costs and expenses identified in Paragraph 5 for which it is responsible.

     (c)     Post-Closing.

          (i) After the Closing, Seller agrees that it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser, may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

          (ii) Seller agrees that for a period of three
(3) years immediately following the Closing (the "Non-
Competition Period"), Seller shall not purchase, build, own, lease, manage or operate any assisted living facility within a five (5) mile radius from the Facility (the "Covered Territory"), except for any assisted living facility presently owned, leased, managed or operated or being developed by Seller within the Covered Territory, a list of which shall be provided by Seller to Purchaser within five (5) days after the date hereof. In addition, during the Non-
Competition Period, Seller agrees not to solicit or induce any of the Facility employees or independent contractors to terminate their employment or contractual relationships with Purchaser.

          (iii) Purchaser shall preserve the books and records Purchaser obtains from Seller pursuant to this Agreement, and Purchaser shall provide Seller with access during normal business hours to any books or records which Seller may need to file, defend or otherwise deal with tax returns, securities filings or other filings filed prior to or subsequent to the Closing Date which in any way relate to the period prior to the Closing Date.

11.     Purchaser's Covenants

     (a) Pre-Closing. Between the date hereof and the Closing, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

          (i) Purchaser will not take any action
inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement; and

          (ii) Purchaser will make all reasonable
efforts, with all due diligence, to obtain all. consents, approvals and licenses necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility as of the Closing
Date.

     (b) Closing. At the Closing, Purchaser agrees that it will:

          (i) Pay the balance of the cash portion of the Purchase Price due at Closing;

          (ii) Deliver to Seller a certificate dated as of the date of Closing certifying to the matters referenced in Paragraph 13(b)(i) and (ii) hereof;

          (iii) Pay for any of the costs and expenses specified in Paragraph 5 for which it is responsible;

          (iv) Execute and deliver the Contract
          Assignment Agreement;

           (v)     Execute and deliver the Lease
           Assignment Agreement.

     (c) Post-Closing.

          (i) After Closing Purchaser agrees that it will take such actions and properly execute and deliver to Seller such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Seller, may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

          (ii) Purchaser agrees that during the Non-
Competition Period, Purchaser shall not solicit or induce any of the employees or independent contractors of Seller or its affiliates to terminate their employment or contractual relationships with Seller
(provided, however, that this paragraph shall not apply to any of the Assumed Contracts, all of which shall be permitted to be assumed by Purchaser).

12.      Mutual Covenants


     Following the execution of this Agreement, Purchaser and Seller agree:

     (a) If any event should occur which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible.

     (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

   (c) To effect in a timely fashion all prorations contemplated in this Agreement.

13.      Conditions Precedent to Closing

     (a) Purchaser's Conditions. Purchaser's obligation to purchase Seller's Assets hereunder is subject to the following conditions, any one or all of which may be waived by Purchaser:

          (i) Title and Survey Review. Prior to 5:00
P.M. (Pacific Time) on the twenty first (21st) calendar day following the date hereof (the "Approval Date"),
(A) Seller shall cause to be delivered to Purchaser a title commitment (the "Facility Title Commitment") issued by Chicago Title Insurance Company (the "Title
Company") for an Owner's Policy of Title Insurance covering the Real Property and the Facility (the "Title
Commitment") and (B) if and to the extent Purchaser elects to obtain the same, Purchaser shall order at its own cost and expense (i) a litigation, bankruptcy, judgment and security interest search in the name of Seller and the Facility, (the "Litigation and Lien
Search") and (ii) an ALTA survey of the Real Property and the Facility, certified to Purchaser, the Title
Company and Purchaser's lender, meeting the survey requirements set forth in Exhibit "I" and otherwise satisfactory to cause the Title Commitment to be issued without survey exception (the "Survey"). Seller shall also cause to be provided and delivered to Purchaser legible copies of all documents referred to in the Title Commitment (the
"Exception Documents"). Purchaser shall have ten (10) business days after its confirmed receipt of the Title
Commitment and the Exception Documents (the "Title
Review Period") to approve or disapprove in writing the Title Commitment and, if Purchaser elects to obtain the same, the Survey and the results of the Litigation and Lien Search. The failure of Purchaser to disapprove the Title Commitment and, if Purchaser elects to obtain the same, the Survey and/or the Litigation or Lien Search results within the Title Review Period shall be deemed approval by Purchaser of such items. If Purchaser disapproves any such items or documents, Seller shall have five (5) business days from the date of such disapproval in which to advise Purchaser whether or not it is prepared to cure the same prior to Closing and in the event Seller fails or refuses to do so within said five (5) business day period, Purchaser shall have two
(2) business days thereafter in which to advise Seller in writing of its election either to waive the matters to which it has objected and which Seller is not prepared to cure or to terminate this Agreement and to demand the return of its Deposit and the accrued interest thereon. The title and survey objections approved or deemed approved by Purchaser pursuant to this Paragraph 13(a)(i) shall hereinafter be referred to as the "Permitted Exceptions."

          (ii) Physical Condition. [INTENTIONALLY
          OMITTED]

          (ii) Asbestos and Environmental Report. On or prior to the Approval Date, Purchaser shall have the right, at its sole cost and expense, to obtain from a duly licensed environmental inspection company approved by Purchaser a report with respect to each of the Facility indicating (A) the presence (or absence) of asbestos in the Facility, the level thereof, whether it is friable or non-friable, if it is friable the recommended steps to correct the problem and the anticipated cost thereof and (B) a Phase I EPA
Assessment (collectively the "Asbestos and
Environmental Reports"). Purchaser shall have until the tenth (10th) business day after the Approval Date (the
"Environmental Review Period") to approve or disapprove the Asbestos and Environmental Report in Purchaser's sole and absolute discretion. Should Purchaser disapprove the Asbestos and Environmental Report, it shall notify Seller in writing of such disapproval and the reasons therefor at or prior to the expiration of the Environmental Review Period (the
"Environmental Notice"). The failure of Purchaser to indicate disapproval on or prior to the expiration of the Environmental Review Period shall be deemed approval. If Seller advises Purchaser within ten (10) days after its receipt of Purchaser's Environmental
Notice that Seller is unwilling or unable to remedy all such objections prior to the Closing Date, Purchaser shall have two (2) business days thereafter in which to advise Seller in writing of its election either to waive the matters which Purchaser has disapproved and which Seller is unwilling or unable to remedy or to terminate this Agreement and to demand the return of its Deposit and the accrued interest thereon.

          (iv) Title Insurance. As of the Closing Date, the Title Company shall issue with respect to the Real
Property and the Facility an owner's policy of title insurance to Purchaser in the aggregate in the full amount of the purchase price (the
"Owner's Title Policy"), which shall reflect only the Permitted Exceptions.

           (v)  Regulatory Approval; Licensing.  At  or
prior to Closing, Purchaser shall have received all consents, approvals, licenses and certificates as may be necessary for Purchaser lawfully to own and operate the Facility as operated by Seller with 79 licensed units.

          (vi) No Defaults. At Closing Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement affecting or relating to the Seller's Assets.

          (vii) Seller's Performance. At Closing Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

          (viii) Seller's Representations and
Warranties. At Closing Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true at and as of the date of Closing as though such representations and warranties were then again made (subject to such changes as shall occur in the ordinary course of business from the date hereof through the Closing Date, to the extent such changes are permitted under this Agreement).

     (b) Seller's Conditions. Seller's obligation to sell Seller's Assets hereunder is subject to the fulfillment of each of the following conditions, any one or all of which may be waived by Seller in writing:

          (i) Purchaser's Representations and
Warranties. At Closing, Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made (subject to such changes as shall occur in the ordinary course of business from the date hereof through the Closing Date, to the extent such changes are permitted under this Agreement).

          (ii)  Purchaser's  Performance.  At  Closing,
Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

          (iii) Approvals. Seller shall have received all consents, approvals, certifications and licenses as may be necessary for the transfer of Seller's Assets to Purchaser.


14.     Indemnification.

     (a) Seller's Indemnification. Seller shall indemnify and hold Purchaser harmless from and against:

          (i) Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facility which exist at the Closing Date;

          (ii) Any and all damage, loss or liability arising from and after the Closing Date under any of the Operating Contracts other than the Assumed
Contracts;

          (iii) Any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished by Seller to Purchaser hereunder;
and

          (iv) Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

For purposes of Paragraph 14(a), an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

     (b) Purchaser's Indemnification. Purchaser shall indemnify and hold Seller harmless from and against:

     (i) Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the Closing Date, including, but not limited to any obligations under any of the Operating Contracts which Purchaser elects to assume at Closing;

     (ii) Any and all damage, loss or liability resulting from (A) any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement o n the part of Purchaser under this agreement or from any misrepresentation in any certificate furnished or to be furnished by Purchaser to Seller hereunder, or (B) the exercise by Purchaser or its lender of Purchaser's rights under Paragraph
10(a)(iv) above; and

     (iii) Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

15.      Termination

     (a) Grounds for Termination. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

          (i) By mutual written agreement of the
          parties;

          (ii) By Seller, if any of the conditions set forth in Paragraph 13(b) shall have become incapable of fulfillment prior to the Outside Closing Date, or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

          (iii) By Purchaser, if any of the conditions set forth in Paragraph 13 (a) shall have become incapable of fulfillment prior to the Outside Closing
Date, or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

          (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

          (v) By either Seller or Purchaser if the Closing has not occurred by the Closing Date specified in Paragraph 3 as the same may be extended in accordance with the terms of this Agreement;

          (vi) By either Purchaser or Seller, in the event that prior to the Closing Date a material portion of the Seller's Assets shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain; or

          (vii) By Seller, if Purchaser shall fail to pay or perform any of its obligations under the Note as and when due in accordance with the terms hereof, provided that no such termination shall affect Seller's right to enforce the Note and collect all amounts for which Purchaser is obligated thereunder.

     Neither Seller nor Purchaser may claim termination of this Agreement or pursue any other remedy referred to in this Agreement on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten ( 10) days within which to cure such breach. The Closing shall be postponed to the first day of the next calendar month if necessary to afford such opportunity to cure. In any event, unless the parties hereto agree otherwise, postponement of closing to the first day of the next calendar month shall be granted only once. Notwithstanding the foregoing or anything to the contrary herein, no such notice or opportunity to cure shall be required with respect to any failure by Purchaser to pay or perform its obligations under the Note as and when due thereunder, and any such failure immediately shall constitute a default by Purchaser under this Agreement entitling Seller to all of the rights and remedies specified herein and in the Note.

      (b) Seller's Remedies. In the event of the termination of this Agreement by Seller as provided in this Agreement, neither party shall have any further rights or remedies hereunder, other than Purchaser's right to secure the return of the Deposit and any accrued interest thereon, except that in the event of a material breach by Purchaser of its obligations hereunder, Seller shall be entitled at Seller's election either (i) to terminate this Agreement and retain Purchaser's Deposit and collect from Purchaser an additional One Hundred Thousand Dollars
($100,000.00), for a total of One Hundred Fifty
Thousand Dollars ($ I 50,000.00), plus any and all costs and expenses of enforcement hereof, as liquidated damages, the parties acknowledging and agreeing that the amount of damages which Seller may incur as a result of Purchaser's breach may be difficult or impossible to ascertain and that such liquidated damages amount is a reasonable and fair estimate thereof, or (ii) to seek specific performance of Purchaser's obligations hereunder.

     (c) Purchaser's Remedies. In the event of the termination of this Agreement by Purchaser as provided in this Agreement, neither party shall have any further rights or remedies hereunder, other than Purchaser's right to secure the return of the Deposit and any accrued interest thereon, except that in the event of a material breach by Seller of its obligations hereunder, Purchaser shall be entitled at Purchaser's election either (i) to terminate this Agreement and receive a refund of the Deposit and collect from Seller the sum of One Hundred Fifty Thousand Dollars ($ 150,000.00), plus any and all costs and expenses of enforcement hereof, as liquidated damages, the parties acknowledging and agreeing that the amount of damages which Purchaser may incur as a result of Seller' s breach may be difficult or impossible to ascertain and that such liquidated damages amount is a reasonable and. fair estimate thereof, or (ii) seek specific performance of Seller's obligations hereunder.
Notwithstanding the foregoing, if Purchaser terminates this Agreement pursuant to Paragraph 15(a)(iii) above due to Seller's failure to obtain Meditrust's consent to the transactions contemplated by this Agreement, Seller shall reimburse Purchaser for all reasonable expenses reasonably incurred by Purchaser for the purpose of consummating the transaction contemplated by this Agreement, within thirty (30) days after Purchaser provides to Seller such documentation relating to any such expenses as may reasonably be required by Seller.
Purchaser's demand for such payment and all such documentation shall be delivered to Seller within one year after the date hereof, as a condition to Seller's obligation to reimburse Purchaser.

16.      Operational Issues

     (a) At the Closing, Seller shall deliver to Purchaser (i) a schedule which reflects all earned vacation and sick pay due to and/or coming due to the Facility employees for periods prior to the Closing
Date (the "Benefits Schedule"), and (ii) an amount equal to fifty percent (50"%) of the earned vacation and sick pay reflected on the Benefits Schedule (or
Purchaser shall receive a credit therefor against the Purchase Price due at Closing). Purchaser agrees to pay the amounts reflected on the Benefits Schedule to the Facility employees as and when due in accordance with Seller's personnel policies prior to the Closing Date and Purchaser's personnel policies from and after the Closing Date, it being understood and agreed that the Facility employee are and shall be the employees of Purchaser from and after the Closing Date.

     (b) Purchaser shall retain as Purchaser's employees at the Facility substantially all of the Facility employees who, as of the Closing Date and have been employed on average for 20 hours or more per week.
Such employees whose employment is continued shall be referred to as the "Retained Employees." Any such continued employment of a Retained Employee by Purchaser shall be on terms which require said Retained
Employee to perform comparable services, in a comparable position and at substantially the same base salary as such Retained Employee enjoyed with the Seller prior to Closing. The Retained Employees who elect to accept continued employment with Purchaser shall hereinafter be referred to as the "Hired
Employees" and as to each of the Hired Employees, Purchaser shall recognize each such Hired Employees original hire date and shall continue to employ each such Hired Employee for a period of no less than ninety
(90) days following the Closing Date unless the employment of such Hired Employee is terminated in accordance with Purchaser's personnel policies or as a result of such Hired Employee's resignation. Seller and Purchaser acknowledge and agree that the provisions of this paragraph are designed solely to ensure that Seller is not required to give notice to the Facility employees of the "closure" thereof under the Worker
Adjustment and Retraining Notification Act (the "WARN
Act") or under any comparable state law. Accordingly, Purchaser agrees to indemnify, defend and hold harmless
Seller from any liability which it may incur under the WARN Act or under comparable state law in the event of a violation by Purchaser of its obligations thereunder, including a violation which results from allegations that Purchaser constructively terminated the Facility employees as a result of the terms and conditions of employment offered by Purchaser; provided, however, that nothing herein shall be construed as imposing any obligation on Purchaser to indemnify, defend or hold harmless Seller from any liability which it may incur under the WARN Act as a result of the acts or omissions of Seller prior to the Closing Date, including any liability which may result from the aggregation of the acts of Seller prior to the Closing Date and the acts of Purchaser after the Closing Date, it being understood and agreed that Purchaser shall only be liable for its own acts or omissions after the Closing
Date. Nothing in Section shall, however, create any rights in favor of any person not a party hereto, including the Facility employees, or constitute an employment agreement or condition of employment for any employee of Seller or any affiliate of Seller who is a Retained Employee or a Hired Employee, and nothing in this Section shall apply to the termination of the employment of any Retained Employee who is terminated for cause.

     (c) At Closing, Seller shall provide Purchaser with an accounting of all resident security deposits being held by Seller as of the Closing Date (the
"Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

      (d) On the Closing Date, Seller shall transfer the Resident Deposits to the bank account designated by the Purchaser, and Purchaser shall acknowledge in writing to Seller receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.

     (e) Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account as provided in this Paragraph 16 did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

17. Notices

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following address:

          To Seller:        Emeritus Properties I,
                            Inc.
                            3131 Elliott Avenue, Suite
                            500
                            Seattle, WA 98121
                             Facsimile: 206-301-4500

          with a copy to:               James L.
          Spencer
                                  The Nathanson Group
          PLLC
                                  1411 Fourth Avenue,
          Suite 905
                                  Seattle, WA 98101
                             Facsimile: 206-623-1738

          To Purchaser:  Ray Peirce, President
                             Bayside Health Group LLC
                             2008 Sullivan Drive NW
                             Gig Harbor, WA 98335
                             Facsimile: 206-858-5392

          with a copy to:




     Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile.

18.      Sole Agreement

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire. agreement between the parties hereto and supersedes all prior negotiations, discussions;. writings and agreements between them.

19.         Successors


     The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs, successors and assigns of the parties hereto; provided, however, that Purchaser shall not have the right to assign its rights and obligations hereunder without the prior consent of Seller (which consent will not be unreasonably withheld), except to a person or entity controlling, controlled by or under common control with the Purchaser.

20.     Captions

     The captions of this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

21.      Survival

     The representations and warranties of Seller and Purchaser set forth herein shall survive the Closing for a period of one year after the Closing.

22.         Governing Law: Jurisdiction and Venue

     THE PARTIES AGREE THAT, TO THE MAXIMUM EXTENT
PERMITTED BY LAW, THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND
DECISIONS OF THE STATE OF WASHINGTON (WITHOUT REGARD
FOR ITS CONFLICTS OF LAW PRINCIPLES). SELLER AND
PURCHASER HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS
ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT
SHALL BE LITIGATED IN ANY STATE OR FEDERAL COURT HAVING
JURISDICTION LOCATED IN THE CITY OF SEATTLE, STATE OF
WASHINGTON, UNLESS SUCH ACTIONS OR PROCEEDINGS ARE
REQUIRED BY LAW TO BE BROUGHT ELSEWHERE. PURCHASER
HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO
SUCH JURISDICTION IN ANY ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT, AND PURCHASER WAIVES ANY CLAIM THAT
ANY SUCH COURT IS AN INCONVENIENT FORUM OR AN IMPROPER
FORUM BASED ON LACK OF VENUE.

23.       Severability

     Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

24.      Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

25.      Confidentiality

     In the event the transaction contemplated by this Agreement fails to close for any reason, Purchaser and Seller agree to keep confidential any proprietary information disclosed to them by the other party during the course of this transaction.

26.      Internal Revenue Service Reporting

     Prior to the Closing, Seller shall furnish
Purchaser and to the Escrow Agent Sellers affidavit, under penalty of perjury, which shall include Seller's
United States taxpayer identification number, stating that Seller is not a foreign person under Section 1445 of the Internal Revenue Code and the Regulations thereunder.

27.      Construction

     Each party acknowledges and agrees that it has
participated in the drafting and the
negotiation  of this Agreement and has been represented
by  counsel during the course thereof. Accordingly,  in
the   event   of   a  dispute  with  respect   to   the
interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

28.      Attorneys' Fees

     In the event of litigation or other proceedings involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such reasonable attorneys' fees and costs as may be actually incurred, including its costs and fees on appeal.


29.     Waiver of Jury Trial

     EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY
AND : INTENTIONALLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY
LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS
AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS
HEREUNDER AND AGREES THAT ANY SUCH ACTION SHALL BE
TRIED BEFORE A COURT AND NOT BEFORE A JURY.


30.      Calculation of Time Periods

     Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so. computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the next day which is not a Saturday, Sunday or a legal holiday.

31.      Expenses

     Except as otherwise specifically provided herein, each party shall bear its own costs and expenses
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

32. Third Party Beneficiary

     Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

33.      Radon Gas.


     RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS
THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN
SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO
PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF
RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE
BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL
INFORMATION REGARDING RADON AND RADON TESTING MAY BE
OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

          [SIGNATURES ON THE FOLLOWING PAGE)


     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first written above.

        SELLER:               EMERITUS PROPERTIES I,
INC.

                           By:  /s/ Kelly J. Price

-------------------------------------------
                           Its:  Vice President of
Finance



        PURCHASER:            BAYSIDE HEALTH GROUP LLC
                           By:  /s/ Raymond B. Peirce

------------------------------------
                           Its:  President